EXHIBIT 99.1

Roomlinx Completes Canadian Communications Acquisition

Acquisition doubles Roomlinx total hotel install base and expands product offerings

DENVER, CO – October 5, 2010 – Roomlinx, Inc. (OTC: RMLX), the innovative developer of hotel interactive TV applications, today announced it has completed the acquisition of Canadian Communications.  As a result of the acquisition, Roomlinx, already a provider of High Speed Internet and Interactive HD TV services to hotels throughout North America, will now provide new release, pay-per-view movies to hotels in North America and the Caribbean, free-to-guest TV programming, as well as voice and broadband services to hotels, small businesses and MDU (Multiple Dwelling Unit) communities.

The purchase price of the transactions is $1,715,000, comprised of $500,000 in cash and 270,000 shares of Roomlinx common stock valued at $4.50, the closing price on October 1, 2010. Of the 270,000 shares, 79,000 are being held as security for certain indemnification obligations of the sellers.

Canadian’s Broadband division adds value to Roomlinx as a licensed and certified DirecTV and Dish Network provider, a CLEC (Certified Local Exchange Carrier), and an ISP broadband provider, allowing Roomlinx to become a single point vendor of all communication and data needs.

The addition of Canadian’s studio content agreements to Roomlinx’s Interactive TV product expands their position as one of the most comprehensive entertainment providers in the hospitality segment offering an extensive library of new release titles and bundled-content movie packages.  Also, the newly expanded customer base will also allow Roomlinx to increase exposure cross selling opportunities of their Interactive TV product.

“We saw the demand for the Roomlinx Interactive TV product within our existing customer and reseller base.  The synergy of a Canadian/Roomlinx combination will allow our customers and prospects to meet their in-room entertainment needs today with a flexible and scalable offering,” commented Ed Garneau, former CEO of Canadian Communications and newly appointed CFO of Roomlinx.

“This acquisition expands our footprint and allows us to own and deliver the services that meet the communication and entertainment needs within the hospitality industry.  We are now able to offer multiple service options and significant cost and operational efficiencies to our customers creating increased customer value and retention and a dynamic sales strategy,” commented Mike Wasik, CEO of Roomlinx. “This transaction aligns with our strategy to increase our recurring revenue streams, Interactive TV customer base, and not only add shareholder value, but quality people to the team as well.”

“We have nearly completed the operational integration of Canadian Communications and are fully focused on the revenue opportunities ahead of us with our newly expanded offerings.” commented Wasik.

About Roomlinx
Roomlinx is a leading provider of Interactive TV products and premium digital video on demand systems for hotels, resorts, and other properties, utilizing premium content and applications demanded by today’s traveler. For more information about Roomlinx, visit www.roomlinx.com.

CONTACT: Kelly Frey, Roomlinx, (720) 880 – 5155, kfrey@roomlinx.com

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Safe Harbor Cautionary Statement
Certain statements in this news release, including statements that we "believe," "expect," "intend," "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans, new products and services and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: the company's successful implementation of the new products and services, demand for the new products and services, the company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov, which you should carefully review. Roomlinx does not assume any obligation to update or revise any forward-looking statements, whether as the result of new developments or otherwi